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                                                                     Exhibit 1.1

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                              iSTAR FINANCIAL INC.

                            (a Maryland corporation)



                        10,000,000 Shares of Common Stock



                               PURCHASE AGREEMENT





                               Dated: May 15, 2002

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                              iSTAR FINANCIAL INC.

                            (a Maryland corporation)

                        10,000,000 Shares of Common Stock

                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT

                                                                    May 15, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

iStar Financial Inc., a Maryland corporation (the "Company"), and SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") with respect to (i) the sale by the Selling Stockholder, and the purchase by the Underwriter, of 10,000,000 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and (ii) the grant by the Selling Stockholder to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 10,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-32946) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective
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amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement." The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term "Base Prospectus" shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. "Preliminary Prospectus" means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus; the term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

         Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, one or more amendments to such Registration Statement may have been so filed, and the Company may have used a Preliminary Prospectus. Such Registration Statement, as so amended, has become effective. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules and


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         regulations of the Commission thereunder (the "1933 Act Regulations")
         to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Underwriter prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission.

                  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (I) complied as to form or will comply in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and (II) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Prospectus, as amended or supplemented at any such time, (A) complied as to form or will comply in all material respects with the requirements of, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.

                  If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b)


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         Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

                  The Company has not distributed and, prior to the later of (x) the Closing Time (and, if any Option Securities are purchased, the Date of Delivery) and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities pursuant to this Agreement other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

                  (ii) NO MATERIAL LIABILITIES. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (x) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (y) the Company has not purchased any of its outstanding capital stock; and (z) there has not been any material change in the capital stock of the Company, or in the short-term or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (iii) INCORPORATED DOCUMENTS. Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the 1934 Act and the 1934 Act Regulations.

                  (iv) CAPITALIZATION. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable.

                  (v) NO REGISTRATION RIGHTS. No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by this Agreement.

                  (vi) NO EQUITY INTERESTS. Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except in connection with an investment in its ordinary course of business, or as otherwise described in or contemplated by the Prospectus.


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                  (vii) MARKET MANIPULATION. Neither the Company nor any of its
         affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (y) since the filing of the Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities other than as contemplated by this Agreement or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

                  (viii) POWER AND AUTHORITY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement; each subsidiary of the Company is a corporation, limited liability company or limited partnership duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each of the Company's subsidiaries have been duly authorized and are fully paid and non-assessable and, except for SFT II, Inc., pledges made in connection with the Company's $300 million revolving credit facility maturing in July 2003 and as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.

                  (ix) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.


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                  (x) ABSENCE OF DEFAULTS AND CONFLICTS. The execution and
         delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriter, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

                  (xi) NO VIOLATIONS. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, the consequence of which violation, breach or default would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or of its subsidiaries, taken as a whole.

                  (xii) INVESTMENT COMPANY ACT. The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by this Agreement and the application of the proceeds therefrom, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xiii) TITLE TO PROPERTY. The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus.


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                  (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its
         subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (xv) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (xvi) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (xvii) FINANCIAL STATEMENTS. The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated in the Registration Statement and the Prospectus were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

                  (xviii) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (y)


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         access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) LITIGATION. No legal or governmental proceedings are pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein; and no statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

                  (xx) DIVIDENDS AND DISTRIBUTIONS. The Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, except for restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under existing agreements.

                  (xxi) REIT STATUS. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation as described in the Prospectus has enabled it since January 1, 1998, and will enable it to continue, to meet the requirements for taxation as a REIT under the Code.

                  (xxii) TAXES. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it (except in any case in which the failure so to pay would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole), to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

                  (xxiii) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business


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         prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (xxiv) PENSION PLANS. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Code or the regulations and published interpretations thereunder; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

                  (xxv) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), properties, management, earnings, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (xxvi) ENVIRONMENTAL LAWS. Except as described in or contemplated by the Prospectus, and except as would not otherwise reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law,
         (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable law, (F) no property owned or operated by the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List


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         promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (G) neither the Company nor any of its subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action under any Environmental Law, (H) there are no past or present actions, occurrences or operations which could reasonable be expected to prevent or interfere with compliance by the Company with any applicable Environmental Law or to result in liability under any applicable Environmental Law. For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous Material" means any pollutant, contaminant, waste, chemical, substance or constituent, including, without limitation, petroleum or petroleum products subject to regulation or which can give rise to liability under any Environmental Laws.

                  (xxvii) OTHER AGREEMENTS. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except any default that would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxviii) ABSENCE OF MATERIALLY ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, other than as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto).

                  (xxix) NO RECEIVER OR LIQUIDATOR. No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

                  (xxx) NEW YORK STOCK EXCHANGE LISTING. The Company's Common Stock is listed on the New York Stock Exchange. The Securities have been approved for listing on the New York Stock Exchange.

         (B) REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any), and agrees with the Underwriter, as follows:

                  (i) ACCURATE DISCLOSURE. None of the statements made in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) AUTHORIZATION OF AGREEMENT. The Selling Stockholder has limited liability company right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

                  (iii) GOOD AND MARKETABLE TITLE. The Selling Stockholder will at the Closing Time and, if any Option Securities are purchased from the Selling Stockholder, on the Date of Delivery, have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) DUE EXECUTION AND DELIVERY OF AGREEMENT. The Selling Stockholder has duly executed and delivered this Agreement, and assuming the due authorization, execution and delivery by the other parties hereto, this Agreement will be the valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

                  (v) ABSENCE OF MANIPULATION. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to the Underwriter pursuant to this Agreement.

                  (viii) NO ASSOCIATION WITH NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (C) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITER; CLOSING.

         (A) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule A, the Initial Securities.

         (B) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase up to an additional 1,500,000 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Selling Stockholder setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be less than two nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase from the Selling Stockholder such number of Option Securities.

         (C) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder, at 9:00 A.M. (Eastern time) on May 21, 2002 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Underwriter to the Company and the Selling Stockholder.

         Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to one or more bank accounts designated by the Selling Stockholder against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it.

         (D) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. COVENANTS OF THE COMPANY. THE COMPANY COVENANTS WITH THE UNDERWRITER AS FOLLOWS:

         (A) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A under the 1933 Act and will notify the Underwriter immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (B) FILING OF AMENDMENTS. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

         (C) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (D) DELIVERY OF PROSPECTUSES. The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (E) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (F) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriter, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (G) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (H) USE OF PROCEEDS. The Company will not receive any net proceeds from the sale of the Securities.

         (i) QUALIFICATION AS A REIT. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to manage the business of the Company in the best interest of its stockholders.

         (J) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. PAYMENT OF EXPENSES.

         (A) EXPENSES. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including (i) the preparation, printing and filing of any amendments to the Registration Statement (including financial statements and exhibits), (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities,
(iii) the preparation and delivery of the certificates for the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of any Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if any.

         (B) EXPENSES OF THE SELLING STOCKHOLDER. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties or other duties and any stock or other transfer taxes, if any, payable upon the sale or delivery of the Securities to the Underwriter, and (ii) the fees and disbursements of its counsel.

         (C) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(o) (to the extent any condition specified in Section 5(a), (b), (c), (g), (i), (j), (k), (m)(i),
(m)(iii), (m)(iv), (m)(viii) or (n) shall not have been fulfilled when and as required to be fulfilled) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(o) (to the extent any condition specified in Section 5(d), (e), (h), (l), (m)(ii),
(m)(v) or (m)(vi) shall not have been fulfilled when and as required to be fulfilled) or Section 10 hereof, the Selling Stockholder shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         (D) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder shall have made or may make for the sharing of such costs and expenses.

         SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (A) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

         (B) OPINION OF SPECIAL COUNSEL FOR THE COMPANY. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance Rogers & Wells LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

         (C) OPINION OF MARYLAND COUNSEL FOR THE COMPANY. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriter.

         (D) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Rinaldi, Finkelstein & Franklin, LLC, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

         (E) OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Dechert, special counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the

Underwriter, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

         (F) OPINION OF SPECIAL COUNSEL FOR UNDERWRITER. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriter, with respect to the Registration Statement and the Prospectus and such other related matters as the Underwriter may reasonably require. In giving such opinion such counsel need not opine as to matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (G) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (H) CERTIFICATES OF SELLING STOCKHOLDER. At Closing Time, the Underwriter shall have received a certificate of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (I) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (J) BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this

Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (K) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

         (L) LOCK-UP AGREEMENT. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by the Selling Stockholder.

         (M) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

                  (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

                  (ii) CERTIFICATES OF SELLING STOCKHOLDER. A certificate, dated such Date of Delivery, of the Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(h) remains true and correct as of such Date of Delivery.

                  (iii) OPINION OF SPECIAL COUNSEL FOR COMPANY. The favorable opinion of Clifford Chance Rogers & Wells LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) OPINION OF MARYLAND COUNSEL FOR COMPANY. The favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (v) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER. The favorable opinion of Rinaldi, Finkelstein & Franklin, LLC, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER. The favorable opinion of Dechert, special counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the

         Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (vii) OPINION OF COUNSEL FOR UNDERWRITER. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                  (viii) BRING-DOWN COMFORT LETTER. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

         (N) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (O) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (A) INDEMNIFICATION OF THE UNDERWRITER BY THE COMPANY. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

         PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

         (B) INDEMNIFICATION OF THE UNDERWRITER BY THE SELLING STOCKHOLDER. The Selling Stockholder agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, that the Selling Stockholder shall not be required to indemnify or hold harmless any person pursuant to this Section 6(b) for any amount in excess of the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder.

         (C) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND THE SELLING STOCKHOLDER. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

         (D) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (E) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (F) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION AND CONTRIBUTION. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification or contribution, including without limitation, the Amended and Restated Registration Rights Agreement, dated March 18, 1998, among the Company, Starwood Mezzanine Investors, L.P., B Holdings, LLC and the Selling Stockholder.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party referred to therein which is required to indemnify and hold harmless an indemnified party in respect of any such losses, liabilities, claims, damages or expenses shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus.

         The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9. TERMINATION OF AGREEMENT.

         (A) TERMINATION; GENERAL. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq

National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (B) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY THE SELLING STOCKHOLDER. If the Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriter may, at its option, by notice to the Company and the Selling Stockholder, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by the Selling Stockholder as referred to in this Section 10, each of the Underwriter and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 4 World Financial Center, New York, New York 10080, Attn: Mr. Martin Cicco; notices to the Company shall be directed to it at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn:
President (with a copy to 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn: General Counsel); and notices to the Selling Stockholder shall be directed to Starwood Capital Group, 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attn: Mr. Jerome C. Silvey, with a copy to Rinaldi, Finkelstein & Franklin, LLC, 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attn: Ellis Rinaldi, Esq.

         SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

                                 Very truly yours,


                                 iSTAR FINANCIAL INC.


                                 By:_________________________
                                    Name:  Spencer B. Haber
                                    Title: President and Chief Financial Officer


                                 SOFI-IV SMT HOLDINGS, L.L.C.


                                 By:   STARWOOD OPPORTUNITY FUND IV, L.P.,
                                       its Sole Member and Manager


                                 By:   SOFI IV MANAGEMENT, L.L.C.,
                                       its General Partner


                                       By:    STARWOOD CAPITAL GROUP, L.L.C.,
                                              its General Manager


                                              By:___________________________
                                                 Name: Madison F. Grose
                                                 Title: Senior Managing Director


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED


By:_________________________
   Name:
   Title:

                                                                      SCHEDULE A


                              iSTAR FINANCIAL INC.
                        10,000,000 Shares of Common Stock
                           (Par Value $.001 Per Share)


                           The purchase price per share for the Securities to be
                  paid by the Underwriter shall be $29.00.

                                                                      SCHEDULE B


                                  SUBSIDIARIES

767 Stars, LLC
1001 East Palm LLC
7555-7575 Colshire LLC
ACRE Chandler, LLC
ACRE CLS, LLC
ACRE Dublin, LLC
ACRE HPC, LLC
ACRE IDG, LLC
ACRE IDG Manager, LLC
ACRE Partners, L.L.C.
ACRE Richfield, LLC
ACRE Seymour, LLC
ACRE Simon, L.L.C.
BM Center, LLC
Corporate Technology Centre Associates, LLC Corporate Technology Centre Associates II, LLC CTC Associates I, L.P.
CTC Associates II, L.P.
CTC Associates I GenPar, LLC
CTC Associates II GenPar, LLC
CTL I Maryland, Inc.
FMAC StarFund, L.L.P.
F/S Subsidiary, L.L.C.
iStar Asset Receivable Trust
iStar Asset Services, Inc.
iStar Columbus LLC
iStar CTL I, L.P
iStar CTL I GenPar, Inc.
iStar DB Seller, LLC
iStar D.C., Inc.
iStar /Denver Place, L.L.C.
iStar Eagle L.P.
iStar Eagle GenPar LLC
iStar Funding, LLC
iStar GT, L.P.
iStar GT GenPar LLC
iStar Harrisburg Business Trust
iStar Harrisburg L.P.
iStar Harrisburg GenPar LLC
iStar HQ GT, Inc.
iStar HQ I, Inc.

iStar HQ I GenPar, Inc.
iStar HQ I, L.P.
iStar HQ I Maryland, Inc.
iStar Merger Co. I
iStar Merger Co. II
iStar Poydras, LLC
iStar Preferred Holdings LLC
iStar Quincy LLC
iStar Real Estate Services, Inc.
iStar San Jose, LLC
iStar Spartanburg LLC
iStar Sunnyvale, LLC
iStar Sunnyvale Partners, L.P.
iStar Ventures, Inc.
iStar Ventures Direct Holdings, L.L.C.
iStar Walden, LLC
LF CP/L Limiteds, Inc.
LF CP/L Managers, Inc.
MD3 Cayman L.P.
NewPar, LLC
NewPar/New LLC
P Funding Inc.
Red Lion GP, Inc.
RLH Partnership, L.P.
SFI I, LLC
SFT I, Inc.
SFT II Illinois, Inc.
SFT II, Inc.
SFT/RLH, Inc.
SFT Starbonds Inc.
SFT Venturer, LLC
SFT Whole Loans A, Inc.
Star Liberty Funding LLC
STARS I Corp.
STARS Investment I Corp.
Starwood Operating, Inc.
STW Holdings I, Inc.
TriNet Concord Farms I Limited Partnership
TriNet Concord Farms II Limited Partnership
TriNet Concord Farms III Limited Partnership
TriNet Corporate Partners I, L.P.
TriNet Corporate Partners II, L.P.
TriNet Corporate Partners III, L.P.
TriNet Corporate Realty Trust, Inc.
TriNet Essential Facilities I, Inc.
TriNet Essential Facilities II, Inc.

TriNet Essential Facilities III, Inc.
TriNet Essential Facilities IV, Inc.
TriNet Essential Facilities V, Inc.
TriNet Essential Facilities VI, Inc.
TriNet Essential Facilities VII, Inc.
TriNet Essential Facilities VIIIR, Inc.
TriNet Essential Facilities X, Inc.
TriNet Essential Facilities XI, Inc.
TriNet Essential Facilities XII, Inc.
TriNet Essential Facilities XIV, Inc.
TriNet Essential Facilities XV, Inc.
TriNet Essential Facilities XVI, Inc.
TriNet Essential Facilities XVIII, Inc.
TriNet Essential Facilities XIX, Inc.
TriNet Essential Facilities XX, Inc.
TriNet Essential Facilities XXI, Inc.
TriNet Essential Facilities XXII, Inc.
TriNet Essential Facilities XXIII, Inc.
TriNet Essential Facilities XXIV, Inc.
TriNet Essential Facilities XXV, Inc.
TriNet Essential Facilities XXVI, Inc.
TriNet Essential Facilities XXVII, Inc.
TriNet Essential Facilities XXVIII, Inc.
TriNet Essential Facilities XXIX, Inc.
TriNet Essential Facilities XXX, Inc.
TriNet Management Operating Company, Inc.
TriNet Milpitas Associates, LLC
TriNet Property Partners, L.P.
TriNet Realty Capital, Inc.
TriNet Realty Investors I, Inc.
TriNet Realty Investors II, Inc.
TriNet Realty Investors III, Inc.
TriNet Realty Investors IV, Inc.
TriNet Realty Investors V, Inc.
TriNet Realty Ventures, Inc.
TriNet Sunnyvale Partners, L.P.
TriNet XVII Realty Trust
W9/TriNet Poydras, LLC

                                                                       EXHIBIT A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the best knowledge of such counsel, no proceedings for that purpose are pending or threatened by the Commission.

The Registration Statement and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

Such counsel has no reason to believe that (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) (x) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company and each of its significant subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where such counsel has been advised that the failure to be so qualified would amount to a material liability or disability to the Company and its subsidiaries, taken as a whole; the Company and each of its significant subsidiaries have full power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into the Purchase Agreement and to carry out all the terms and provisions hereof to be carried out by it; all of the issued and outstanding shares of capital stock of each of the Company's significant subsidiaries, except as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, except for pledges of subsidiary stock under debt instruments.

The statements set forth under the heading "Description of Securities to be Registered--Common Stock" in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Common Stock, provide a fair summary of such provisions; and the statements set forth under the heading "Federal Income Tax Considerations" in the Base Prospectus and "Federal Income Tax Consequences" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects as required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and the Purchase Agreement has been duly executed and delivered by the Company.

The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

The sale of the Securities by the Selling Stockholder is not subject to the preemptive or other similar rights of any securityholder of the Company.

The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by the Purchase Agreement.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the compliance by the Company with the provisions of the Purchase Agreement and the consummation of the transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made (and specified in such opinion) or such as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriter, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument, known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or its subsidiaries.

The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by the Purchase Agreement, will not be an "investment company", as such term is defined in the 1940 Act.

Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described or incorporated in the Registration Statement or the Prospectus and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

Commencing with the Company's taxable year ended December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its method of operation, as described in the Registration Statement and set forth in the Company's amended and restated charter, has enabled the Company to meet and, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the General Corporation Law of the State of Delaware, to the extent satisfactory in form and scope to counsel for the Underwriter, upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                                                                       EXHIBIT B


             FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)


                           (i) SOFI-IV SMT Holdings, L.L.C. is a limited
                  liability company duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

                           (ii) No filing with, or consent, approval,
                  authorization, license, order, registration, qualification or decree of, any United States, Delaware, Connecticut or New York court or governmental authority or agency (other than under the 1993 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion), is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

                           (iii) The Purchase Agreement has been duly executed
                  and delivered by the Selling Stockholder.

                           (iv) The execution, delivery and performance of the
                  Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement, in each case known to such counsel (after reasonable inquiry), to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

                                                                       EXHIBIT C


         FORM OF OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(e)


                           (i) Assuming that the Underwriter has no notice of
                  any adverse claims with respect to the Securities then, upon delivery to the Underwriter of such Securities against payment therefor indorsed to the Underwriter or indorsed in blank by an effective indorsement, the Underwriter will acquire such Securities (and the shares represented thereby) free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "UCC"). As used herein, "notice of adverse claim" has the meaning set forth in Section 8-105 of the UCC and includes, without limitation, any adverse claims which the Underwriter would discover upon any investigation which such person has a duty, imposed by statute or regulation, to investigate.

         In rendering any such opinion, such counsel may assume that the Underwriter will have purchased the Securities for value in good faith and that the Underwriter's rights are not limited by subsection (c) of Section 8-302 of the UCC.

                                                                       EXHIBIT D


                            Form of lock-up AGREEMENT
                            pursuant to Section 5(l)

                                                [____________], 2002



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re:      PROPOSED PUBLIC OFFERING OF ISTAR FINANCIAL INC. COMMON STOCK
                  -------------------------------------------------------------

Ladies and Gentlemen:

         The undersigned, a selling stockholder of iStar Financial Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the undersigned providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a selling stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Securities to be sold pursuant to the Purchase Agreement and (ii) any Common Stock offered or sold by the undersigned which is included in a registered primary offering of Common Stock by the Company. This letter shall lapse and become null and void if the undersigned has not executed and delivered the Purchase Agreement on or before June 1, 2002 or, if the Underwriter has advised the undersigned that a public offering of the Securities is unlikely or cannot be completed on favorable terms, upon receipt by Underwriter of notice from the undersigned directing the Underwriter to terminate such public offering.

                                         Very truly yours,

                                         SOFI-IV SMT HOLDINGS, L.L.C.


                                         By:___________________________
                                            Name:
                                            Title:


                                       D-2